Oppenheim & Ostrick, C.P.A.'s
4256 Overland Avenue, Culver City, California 90230
Telephone (310) 839-3930
Fax (310) 839-3776

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 25049

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15 (d) of the securities Exchange Act of 1934

Date of Report: June 19, 2000

CENTRAL VENTURE CORPORATION

State of Nevada                     0-9311                    87-C269260
                                    (Commission File Number)

                           2660 Townsgate Road, Suite 725
                           Westlake Village California 91362

         Digital Technologies Media Group, Inc. (Predecessor Company)
                           2660 Townsgate Road, Suite 725
                           Westlake Village, California 91362

         Oppenheim and Ostrick was replaced by another auditor because we do not audit Investment Companies. We had audited the predecessor company, Digital Technologies, Media Group, Inc., which was approved as a reorganized debtor under Chapter 11 of the U.S. Bankruptcy Act.

         We had no disagreements, disclaimer or opinions or qualification except as described in our opinion of foot note disclosure which covered the going concern issue.

         We agree with the above statements furnished by the Successor Company and all issues were resolved our satisfaction.

Gil Ostrick,

/s/ Gil Ostrick